EXHIBIT 23.1    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements Forms S-8 No. 333-87060, 333-36070, 333-26379, 33-77968 and 33-40414 of our
report dated November 8, 2002, with respect to the consolidated financial statements of Woodhead Industries, Inc. included in this Form 10-K/A for the year ended September 28, 2002.


/s/ Ernst & Young LLP

Chicago, Illinois
February 3, 2003